Section 240.14a-101 Schedule 14A.
Information required in proxy statement.
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

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NovaDel Pharma Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOVADEL PHARMA INC.

25 Minneakoning Road

Flemington, New Jersey 08822

(908) 782-3431

February 7, 2005

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders to be held Monday, February 28, 2005 at 9:30 a.m. at the principal office of NovaDel Pharma Inc. located at 25 Minneakoning Road, Flemington, New Jersey. Our Board of Directors and management look forward to personally greeting those stockholders who will attend the meeting.

The accompanying Proxy Statement asks for your vote to re-elect six Directors to another one-year term. Our Board of Directors is elected each year by our stockholders to a one-year term. The Board of Directors also would like our stockholders to ratify its selection of J.H. Cohn LLP, as our independent registered public accounting firm for the fiscal year ending July 31, 2005.

The Board of Directors recommends that you vote FOR these proposals. If you have any questions, please contact Jean W. Frydman, Esq., our Corporate Secretary, at 908-782-3431.

Thank you for your investment and continued interest in NovaDel Pharma Inc.

Sincerely,

Gary A. Shangold, M.D.
President and Chief
Executive Officer

NOVADEL PHARMA INC.

25 Minneakoning Road

Flemington, New Jersey 08822

(908) 782-3431

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

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To be held on February 28, 2005

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To Our Stockholders:

The 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of NovaDel Pharma Inc., a Delaware corporation (the “Company” or “NovaDel”), will be held at the Company’s principal office located at 25 Minneakoning Road, Flemington, New Jersey, on Monday, February 28, 2005, at 9:30 a.m., Eastern Standard Time, for the following purposes:

1.         To elect six Directors to our Board of Directors to serve until the 2006 Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified;

2.         To ratify the selection of J.H. Cohn LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2005; and

3.         To consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only holders of record of the Company’s common stock, par value $.001 per share (the “Common Stock”), at the close of business on February 1, 2005, will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

For a period of 10 days prior to the Annual Meeting, a stockholder list will be kept at the Company’s office and shall be available for inspection by the Company’s stockholders, for any purposes germane to the Annual Meeting, during usual business hours. A stockholder list will also be available for inspection at the Annual Meeting.

Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal to be made at the Annual Meeting.

The vote of each stockholder is important. Whether or not you plan on attending the Annual Meeting, please complete, date and sign the accompanying proxy and mail it in the enclosed stamped, self-addressed envelope as promptly as possible to assure representation of your shares of Common Stock. If you sign and return your proxy without specifying your choices, your shares will be voted in accordance with the recommendations of our Board of Directors. Alternatively, you may also vote your shares by telephone. If you attend the Annual Meeting, you may, if you so desire, revoke your proxy at such time and vote in person if you wish.

By Order of the Board of
Directors

Jean W. Frydman
Vice President, General Counsel
and Corporate Secretary

Flemington, New Jersey

February 7, 2005

NOVADEL PHARMA INC.

25 Minneakoning Road

Flemington, New Jersey 08822

(908) 782-3431

PROXY STATEMENT

2005 ANNUAL MEETING OF STOCKHOLDERS

FEBRUARY 28, 2005

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of NovaDel Pharma Inc. (the “Company” or “NovaDel”), of proxies to be voted at the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 9:30 a.m., Eastern Standard Time, on Monday, February 28, 2005, at the principal office of the Company located at 25 Minneakoning Road, Flemington, New Jersey 08822, and at any adjournments or postponements thereof.

A copy of the Company’s Annual Report on Form 10-KSB for the fiscal year ended July 31, 2004 is enclosed with these materials. Upon written request, the Company will provide each stockholder being solicited by this Proxy Statement with a copy, free of charge, of any of the exhibits to this Proxy Statement. All such requests should be directed to NovaDel Pharma Inc., 25 Minneakoning Road, Flemington, New Jersey 08822, Attn: Jean W. Frydman, Esq., Corporate Secretary.

The Annual Meeting has been called to consider and take action on the following proposals: (i) to elect six Directors to the Company’s Board of Directors (the “Board of Directors”) to serve until the 2006 Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified; (ii) to ratify the selection of J.H. Cohn LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2005; and (iii) to consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors knows of no other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the proxy will vote your shares in their discretion. The Board of Directors recommends that the stockholders vote in favor of each of the proposals. Only holders of record of the Company’s common stock, $.001 par value, per share (the “Common Stock”), at the close of business on February 1, 2005 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting.

The Company’s principal executive offices are located at 25 Minneakoning Road, Flemington, New Jersey 08822 and its telephone number is (908) 782-3431. The approximate date on which this Proxy Statement, the proxy card and other accompanying materials are first being sent or given to stockholders is February 7, 2005.

Voting Rights, Proxies and Voting Procedures

Each share of Common Stock outstanding on the Record Date is entitled to one vote per share at the Annual Meeting. We do not have any other class of capital stock outstanding. At the close of business on the Record Date, there were issued and outstanding 33,834,294 shares of Common Stock. The presence at the Annual Meeting in person or by proxy of holders of record of a majority of the outstanding shares of voting stock is required to constitute a quorum for the transaction of all business at the Annual Meeting.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. When voting by proxy for each proposal to be voted upon, stockholders may (i) vote in favor of, or FOR, the item, (ii) vote AGAINST the item or (iii) ABSTAIN from voting on one or more items. Stockholders should specify their choices on the enclosed proxy. If any other business is presented at the meeting, the Proxy will be voted in accordance with the recommendations of the Board of Directors.

Shares represented by valid proxies will be voted in accordance with instructions contained therein, or, in the absence of such instructions, in accordance with the Board of Director’s recommendations. Any person signing and mailing the enclosed proxy may, nevertheless, revoke the proxy at any time prior to the actual voting thereof by attending the Annual Meeting and voting in person, by providing written notice, sent to the attention of the Corporate Secretary of the Company at the address set forth above, of revocation of the proxy or by submitting a signed proxy bearing a later date.

A broker non-vote occurs when a broker holding shares registered in street name is permitted to vote, in the broker’s discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote (the “non-vote”) on the non-routine matter. Under the rules and regulations of the primary trading markets applicable to most brokers, both the election of Directors and the ratification of the selection of the independent registered public accounting firm are routine matters on which a broker has the discretion to vote if instructions are not received from the client in a timely manner. Abstentions will be counted as present for purposes of determining a quorum but will not be counted FOR or AGAINST the election of Directors or the ratification of the selection of the independent registered public accounting firm. As to Proposal 1, the Proxy confers authority to vote FOR all of the six persons listed as nominees for a position on the Board of Directors even though the block in Proposal 1 is not marked unless the names of one or more nominees are lined out. The Proxy will be voted FOR Proposals 2 and 3 unless AGAINST or ABSTAIN is indicated. If any other business is presented at the meeting, the Proxy shall be voted in accordance with the recommendations of the Board of Directors.

Questions and Answers

Q.	What am I voting on?

•

Election of six Directors (Gary A. Shangold, M.D., William F. Hamilton, Ph.D., Lawrence Jay Kessel, M.D., FACP, Mark A. Rachesky, M.D., Charles Nemeroff, M.D., Ph.D., and Robert G. Savage) for a term of one year; and

•	Ratify the selection of J.H. Cohn LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2005.

Q.	Who is entitled to vote?

Only stockholders of record at the close of business on the record date, February 1, 2005, are entitled to vote shares held by such stockholders on that date at the Annual Meeting. Each outstanding share entitles its holder to cast one vote.

Q.	How do I vote?

Vote By Mail: Sign and date the proxy card you receive and return it in the enclosed stamped, self-addressed envelope. If you return your signed proxy and do not indicate your voting preferences, your shares will be voted on your behalf FOR the election of the six nominated Directors and FOR the ratification of the selection of J.H. Cohn LLP to audit NovaDel’s books and accounts for the fiscal year ending July 31, 2005.

Vote By Telephone: If you are a stockholder of record (that is, if you hold your stock in your own name), you may vote by telephone by following the instructions on your proxy card. The telephone number is toll-free, so voting by telephone is at no cost to you. If you vote by telephone you do not need to return your proxy card.

If your shares are held in the name of a bank, broker or other holder of record (i.e., in “street name”), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Telephone and Internet voting will be offered to stockholders owning shares through most banks and brokers.

Q.	Can I access the proxy materials and annual report on Form 10-KSB electronically?

This Proxy Statement and the Company’s Annual Report on Form 10-KSB for the fiscal year ended July 31, 2004, are available on NovaDel’s website at www.NovaDel.com.

Q.	Can I change my vote or revoke my proxy?

Yes. You may change your vote or revoke your proxy at any time before the proxy is exercised. If you submitted your proxy by mail, you must (a) file with the Corporate Secretary a written notice of revocation or (b) timely deliver a valid, later-dated proxy. If you submitted your proxy by telephone, you may change your vote or revoke your proxy with a later telephone proxy, as the case may be. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Corporate Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting.

Q.         What happens if I return my signed proxy card but forget to indicate how I want my shares of Common Stock voted?

If you sign, date and return your proxy card and do not mark how you want to vote, your proxy will be counted as a vote FOR all of the nominees for Directors set forth on the Proxy and FOR ratification of the selection of J.H. Cohn LLP as the Company’s independent registered public accounting firm.

Q.	What is the process for admission to the Annual Meeting?

If you are a record owner of your shares (i.e., your shares are held in your name), you must show government issued identification. Your name will be verified against the stockholder list. If you hold your shares through a bank, broker or trustee, you must also bring a copy of your latest bank or broker statement showing your ownership of your shares as of the Record Date.

Q.	What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock outstanding on the record date will constitute a quorum. On February 1, 2005, the Record Date, there were 33,834,294 outstanding shares of Common Stock entitled to vote at the Annual Meeting.

Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Annual Meeting but are not counted FOR or AGAINST the election of Directors or FOR the ratification of the selection of the independent registered public accounting firm.

Q.	What vote is required to approve each item?

The affirmative vote of a plurality of the votes cast at the meeting by stockholders entitled to vote thereon is required for the election of Directors. For the ratification of the selection of J.H. Cohn LLP, the affirmative vote of a majority of the votes cast by stockholders entitled to vote thereon will be required.

Abstentions and broker non-votes will not be included in determining the number of votes cast concerning any matter. Under the rules of the American Stock Exchange, absent instructions from the beneficial owners, brokers who hold shares in street name for beneficial owners have the authority to vote on the election of Directors and the ratification of the selection of the Company’s independent registered public accounting firm.

Q.	What are the recommendations of the Board of Directors?

Unless you give other instructions when you vote, the persons named as proxy holders will vote:

•	FOR the election of the six nominated Directors; and

•	FOR ratification of the selection of J.H. Cohn LLP as NovaDel’s independent registered public accounting firm for the fiscal year ending July 31, 2005.

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

The foregoing proposals do not give rise to any statutory right of a stockholder to dissent and obtain the appraisal of or payment for such stockholder’s shares.

Information Regarding Board of Directors and Committees

Pursuant to NovaDel’s By-Laws, generally the number of Directors of the Company is fixed and may be increased or decreased from time to time by resolution of NovaDel’s Board of Directors. Currently, the Board of Directors has fixed the number of Directors at seven members. There is one vacancy on the Board of Directors at this time and the Company is searching for a qualified individual to fill this vacancy. Directors are elected annually and the Board of Directors is recommending six nominees to serve as Directors until the next Annual Meeting or until their successors are duly elected, appointed and qualified. All of the individuals who are nominated for election to the Board of Directors are existing Directors of the Company. In the event one or more of the named nominees is unable to serve, the persons designated as proxies may cast votes for other persons as substitute nominees. The Board of Directors has no reason to believe that any of the nominees will not be a candidate or will be unable to serve as a Director.

The ages, principal occupations and directorships held, and any other information with respect to the nominees, are shown below as of December 31, 2004.

Gary A. Shangold, M.D., 51. Dr. Shangold joined NovaDel in December 2002, as the Company’s President and Chief Executive Officer and was elected as a Director in March 2003. Previously he had been Vice President and Regulatory Head of Drug Development at Johnson & Johnson Pharmaceutical Research and Development, LLC. Before joining the Johnson & Johnson family of companies in 1992, he had been Medical Director of Obstetrics, Gynecology & Infertility at Serono Laboratories, Inc. and had been a member of the faculty of Obstetrics and Gynecology at the University of Chicago’s Pritzker School of Medicine from 1983 to 1991. Dr. Shangold also was an Associate Clinical Professor at the Harvard University School of Medicine and a Clinical Associate at Massachusetts General Hospital from 1992 to 2002. He is currently the President of the American Academy of Pharmaceutical Physicians. Dr. Shangold also serves on the Board of Directors of Pepgen Corporation, a privately held corporation.

William F. Hamilton, Ph.D., 65. Dr. Hamilton was elected to the Board of Directors in March 2003. Dr. Hamilton has served on the University of Pennsylvania faculty since 1967, and is the Landau Professor of Management and Technology, and Director of the Jerome Fisher Program in Management and Technology at The Wharton School and the School of Engineering and Applied Science. He serves as a director of Neose Technologies, Inc., a publicly-traded company developing a drug manufacturing process and proprietary drugs. Dr. Hamilton is a member and the Chairman of the Audit Committee of the Board of Directors, as well as a member of the Corporate Governance and Nominating Committee and Compensation Committee of the Board of Directors.

Lawrence Jay Kessel, M.D., FACP, 51. Dr. Kessel was elected to the Board of Directors in March 2003. Dr. Kessel, a physician, is President of Lawrence J. Kessel, M.D., & Associates, PC, a five physician practice specializing in Internal Medicine and Geriatrics since 1984. He is an active staff attending and Clinical Instructor at Chestnut Hill Hospital (University of Pennsylvania affiliate) and Roxborough Memorial Hospital in Philadelphia, Pennsylvania. Dr. Kessel is a Board Reviewer for the American Board of Internal Medicine, as well as a Fellow of the American College of Physicians. He also serves on the advisory board of Independence Blue Cross and is a Clinical Assistant Professor in the Department of Medicine at Temple University Medical School. Dr. Kessel presently serves as a director of Keryx Biopharmaceuticals, Inc. Dr. Kessel serves on the Biotherapeutic Scientific Advisory Board of DOR Biopharma Inc., and the Scientific Advisory Board of Cypress Biosciences Inc., both of which are publicly-traded companies. He is a member and the Chairman of the Compensation Committee and a member of the Corporate Governance and Nominating Committee of the Board of Directors.

Mark H. Rachesky, M.D., 45. Dr. Rachesky joined the Board of Directors in June 2003. Dr. Rachesky is the founder and President of MHR Fund Management LLC and affiliates, investment managers of various private investment funds that invest in inefficient market sectors, including special situation equities and distressed investments. Dr. Rachesky is currently on the board of directors of Neose Technologies, Inc., a publicly-traded company developing a drug manufacturing process and proprietary drugs and Leap Wireless International Inc., a publicly-traded company that provides innovative, wireless, communications services for the mass market.

Charles Nemeroff, M.D., Ph.D., 55. Dr. Nemeroff joined the Board of Directors in September 2003. Dr. Nemeroff has been the Reunette W. Harris Professor and Chairman of the Department of Psychiatry and Behavioral Sciences at the Emory University School of Medicine in Atlanta, Georgia, since 1991. He has served on the Mental Health Advisory Council of the National Institute of Mental Health and the Biomedical Research Council for NASA. Dr. Nemeroff is a past President of the American College of Psychiatrists and a past President of the American College of Neuropsychopharmacology and is Editor-in-Chief of Neuropsychopharmacology. He has served as Editor-in-Chief of the Psychopharmacology Bulletin, Associate Editor of Biological Psychiatry and as the Co-Editor-in-Chief of both Critical Reviews in Neurobiology and Depression and Anxiety. Dr. Nemeroff serves on the Scientific Advisory Board of numerous pharmaceutical companies, including Acadia Pharmaceuticals, Astra-Zeneca Pharmaceuticals,

Forest Laboratories, Janssen, Organon, Glaxo-SmithKline Beecham and Wyeth-Ayerst. Dr. Nemeroff has received numerous awards for his research, including the Bowis Award from the American College of Psychiatrists and the Menninger Prize from the American College of Physicians. In 2002, he was elected to the Institute of Medicine. He is a member of the Compensation Committee of the Board of Directors.

Robert G. Savage, M.B.A., 51. Mr. Savage joined the Board of Directors in February 2004. From March 2002 to April 2003, Mr. Savage was Group Vice President and President for the General Therapeutics and Inflammation Business of Pharmacia Corporation, a research-based pharmaceutical firm acquired by Pfizer Inc. in April 2003. From September 1996 to January 2002, Mr. Savage held several senior positions with Johnson & Johnson, including Worldwide Chairman for the Pharmaceuticals Group during 2001, Company Group Chairman responsible for the North American pharmaceuticals business from 2000 to 2001, President, Ortho-McNeil Pharmaceuticals, from 1998 to 2000 and Vice President Sales & Marketing from 1996 to 1998. From 1985 to 1996, Mr. Savage held several positions at Hoffmann-La Roche, Inc., a healthcare firm. Mr. Savage also serves as a director for Noven Pharmaceuticals, a leader in the development of advanced drug delivery technologies, and The Medicines Company, a specialty pharmaceutical company. He is a member of the Audit Committee and a member and the Chairman of the Corporate Governance and Nominating Committee of the Board of Directors.

Corporate Governance

Code of Ethics

The Board of Directors adopted a Business Conduct Policy which is applicable to all employees. The Business Conduct Policy is intended to be designed to deter wrong-doing and promote honest and ethical behavior, full, fair, timely, accurate and understandable disclosure, and compliance with applicable laws. The Board of Directors adopted the Business Conduct Policy before the end of calendar year 2003 and a subsequent revised Business Conduct Policy was adopted by the Board of Directors in August 2004. A copy of the Business Conduct Policy can be obtained and will be provided to any person without charge upon written request to the Corporate Secretary at our principal office located at 25 Minneakoning Road, Flemington, New Jersey 08822. The Business Conduct Policy is also available on NovaDel’s website at www.NovaDel.com.

Board Meetings and Attendance of Directors

The Board of Directors held eight meetings during fiscal year 2004. All Directors attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which they served.

Attendance at Annual Meeting

Directors are expected to attend the Annual Meeting of Stockholders unless an emergency makes such attendance imprudent. Four of the Company’s six Directors attended the 2004 Annual Meeting of Stockholders.

Committees of the Board

Our Board of Directors has the following three committees: (1) Audit Committee; (2) Compensation Committee; and (3) Corporate Governance and Nominating Committee.

Audit Committee

Members: Dr. Hamilton (Chair) and Mr. Savage

Number of meetings in 2004: 4

Functions:

The functions of the Audit Committee are focused on the following areas:

o          Selects the Company’s independent registered public accounting firm and provides oversight of their independence, qualifications and performance;

o          Reviews the adequacy of the Company’s internal controls and financial reporting process and the reliability of the Company’s financial statements; and

o	Reviews the Company’s compliance with legal and regulatory requirements.

Mr. Rachesky resigned from the Audit Committee in September 2004. In the opinion of the Board of Directors, and as the term “independent” is defined in Section 121(A) of the listing standards of the American Stock Exchange (“AMEX”), Dr. Hamilton and Mr. Savage are independent of management and free of any relationship that would interfere with the exercise of independent judgment as members of the Audit Committee. We are presently seeking to identify an individual willing to serve on our Board who would qualify as an Audit Committee financial expert.

The Audit Committee meets with management periodically to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The Audit Committee discusses these matters with the Company’s independent registered public accounting firm and with appropriate Company financial personnel. Meetings are held with participation from the independent registered public accounting firm. The independent registered public accounting firm is given unrestricted access to the Audit Committee. The Audit Committee also recommends to the Board of Directors the appointment of the independent registered public accounting firm and reviews periodically their performance and independence from management. In addition, the Audit Committee reviews the Company’s financing plans and reports its recommendations to the full Board of Directors for approval and to authorize action.

A copy of the Audit Committee’s written charter is attached as Exhibit A and is also available on NovaDel’s website at www.NovaDel.com.

Compensation Committee

Members: Dr. Kessel (Chair), Dr. Hamilton and Dr. Nemeroff

Number of meetings in 2004: 2

Functions:

o          Discharges the responsibilities of the Board of Directors relating to the compensation to be paid to Directors, officers and employees.

Pursuant to its charter, the Compensation Committee must be comprised of at least three Directors who, in the opinion of the Board of Directors, must meet the independence requirements of Section 121(A) of the AMEX listing standards and are “non-employee directors” pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934. A copy of the Compensation Committee’s charter is attached as Exhibit B and is also available on NovaDel’s website at www.NovaDel.com.

Corporate Governance and Nominating Committee

Members: Mr. Savage (Chair), Dr. Hamilton and Dr. Kessel

Number of meetings in 2004: 0

Functions:

o          Recommends to the Board of Directors the persons to be nominated for election as Directors at any meeting of stockholders;

o          Develops and recommends to the Board of Directors a set of corporate governance principles applicable to the Company; and

o	Oversees the evaluation of the Board of Directors.

The Corporate Governance and Nominating Committee was established on June 14, 2004. The Corporate Governance and Nominating Committee is responsible for developing and recommending a set of corporate governance guidelines to the Board of Directors. The Corporate Governance and Nominating Committee is developing those guidelines and expects approval by the Board of Directors in early 2005. Those guidelines will be available on NovaDel’s website at www.NovaDel.com. A complete description of the Corporate Governance and Nominating Committee’s responsibilities is set forth in the Corporate Governance and Nominating Committee’s written charter. A copy of the Corporate Governance and Nominating Committee Charter is attached as Exhibit C and is also available on NovaDel’s website at www.NovaDel.com.

Compensation of Directors

Effective September 2003, Directors who are not employees or consultants receive fees of $2,000 for each meeting of the Board of Directors attended in person or $1,000 if participated in by telephone. Non-employee Directors are also compensated $3,000 per annum for serving, or $5,000 per annum for chairing, a committee of the Board of Directors. Each non-employee Director is also awarded non-plan options to purchase 100,000 shares of Common Stock upon their election to the Board of Directors, to vest in three equal annual installments beginning on the first anniversary of their appointment. In addition, non-employee Directors are to be awarded annually non-plan options to purchase 50,000 shares of Common Stock at the time of their re-election to the Board of Directors. Such annually awarded options vest over a three-year period. Non-employee Directors are also reimbursed for expenses incurred in connection with their attendance at meetings of the Board of Directors or committees thereof.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has been an officer or employee of the Company. In addition, none of the members of the Compensation Committee had any relationships with the Company or any other entity that require disclosure under the proxy rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”).

Proposal 1

Election of Directors

The stockholders are being asked to elect Dr. Shangold, Dr. Hamilton, Dr. Kessel, Dr. Nemeroff, Dr. Rachesky and Mr. Savage to a one-year term ending with the annual meeting of stockholders to be held in 2006, or until a successor is elected and qualified or until his earlier death, resignation or removal. The Board of Directors nominated the same six nominees for election at the 2004 annual meeting of stockholders. Mr. Robert Schaul resigned as a Director in July 2004. Each nominee is currently a Director of the Company. For more information regarding the nominees for Director, see “Information Regarding Board of Directors and Committees” beginning at page 4.

We are also searching for a qualified person to add to the Board of Directors to fill a vacancy. Because this person was not known at the time this Proxy Statement was delivered to stockholders, the Board of Directors has determined to leave this seat vacant until an appropriate individual has been found. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The Board of Directors does not contemplate that any of the nominees will be unable to stand for election, but should any nominee become unable to serve or for good cause, will not serve, all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee nominated by the Board of Directors or the size of the Board of Directors will be fixed at a lower number. A plurality of the votes cast by the stockholders present or represented by proxy and entitled to vote at the Annual Meeting is required for the election of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

ALL OF THE NOMINEES SET FORTH ABOVE FOR DIRECTOR

Proposal 2

Ratification of the Selection of the Independent Registered Public Accounting Firm

Also submitted for consideration and voting at the Annual Meeting is the ratification of the selection by the Board of Directors, upon the recommendation of the Audit Committee, of J.H. Cohn LLP as our independent registered public accounting firm for the purpose of auditing and reporting upon the financial statements of the Company for the fiscal year ending July 31, 2005. J.H. Cohn LLP has no direct or indirect financial interest in the Company.

A formal statement by representatives of J.H. Cohn LLP is not planned for the Annual Meeting. However, representatives of J.H. Cohn LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions by stockholders.

Information about Fees Billed by J.H. Cohn LLP and Wiss and Company LLP

Aggregate fees billed to the Company for fiscal years 2004 and 2003 by J.H. Cohn LLP and fees billed to the Company for a portion of fiscal year 2004 and for fiscal year 2003 by Wiss and Company LLP (“Wiss”) are as follows:

	J.H. Cohn			Wiss
	FY 2004	FY 2003	FY 2004	FY 2003
Audit Fees	$61,200	$0	$12,000	$23,000
Audit Related Fees	$44,200	$0	$0	$0
Tax Fees	$300	$0	$18,600	$0
All Other Fees	$11,200	$0	$11,200	$10,000

On November 26, 2003, Wiss, the Company’s then independent accounting firm, advised the Company that it was resigning as the independent accountant to audit the Company’s financial statements. Accordingly, on such date, the Board of Directors, upon the recommendation of the Audit Committee, following extensive evaluation of several accounting firms, engaged J.H. Cohn LLP as the Company’s independent registered public accounting firm to replace Wiss. J.H. Cohn LLP’s report on the Company’s financial statements for fiscal year 2004 and Wiss’ report on the Company’s financial statements for fiscal year 2003 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Wiss’ report was modified as to uncertainty relative to going concern for the year ended July 31, 2003. During fiscal years 2004 and 2003 and through the date of Wiss’ resignation, there were no disagreements with Wiss on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Wiss’ satisfaction, would have caused Wiss to make reference to the subject matter in connection with its report of the financial statements for such periods and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-B during such period preceding Wiss’ resignation.

Report of the Audit Committee

In September 2003, the Board of Directors adopted an Audit Committee Charter, which conforms to the requirements of the Sarbanes-Oxley Act of 2002 and the listing standards of AMEX. The Audit Committee Charter is attached hereto as Exhibit A and is also available on the Company’s website at www.NovaDel.com.

Management is responsible for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements present fairly the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discuss with the Audit Committee any issues they believe should be raised with the Audit Committee.

The Audit Committee reviews the Company’s audited financial statements and meets with both management and the Company’s independent registered public accounting firm, to discuss such audited financial statements. Management has represented to the Audit Committee that the financial statements have been prepared in accordance with generally accepted accounting principles. The Audit Committee has received from and discussed with J.H. Cohn LLP, the Company’s independent registered public accounting firm, the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from the Company. The Audit Committee also discussed with the Company’s independent registered public accounting firm any matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended July 31, 2004.

The Audit Committee has the sole authority to pre-approve all audit and non-audit services provided by the independent registered public accounting firm to the Company. As described in the Audit Committee Charter, it is the Audit Committee’s policy and procedure to review and consider and ultimately pre-approve, where appropriate, all audit and nonaudit engagement services to be performed by the Company’s independent registered public accounting firm. For fiscal year 2004, all of “audit related fees,” “tax fees” and “all other fees” were approved by the Audit Committee. The Audit Committee does not currently have a policy for the pre-approval of audit and non-audit services performed for the Company by the independent registered public accounting firm.

Audit Committee
William F. Hamilton, Ph.D., Chair
Robert G. Savage

In accordance with the rules of the SEC, the information contained in the Report of the Audit Committee set forth above shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to the SEC’s Regulation 14A, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF J.H. COHN LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JULY 31, 2005

Stockholder Approval of Equity Compensation Plans

The following table sets forth information as of the end of fiscal year 2004 with respect to the number of shares of Common Stock issuable pursuant to equity compensation plans which have and have not been approved by the Company’s stockholders.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,095,500	$1.48	1,829,500
Equity compensation plans not approved by security holders	3,950,000	$1.66	N/A
TOTAL	6,045,500	$1.60	1,829,500

Stock Option Plans

The Company has three stock option plans which were adopted in 1992 (the “1992 Plan”), 1997 (the “1997 Plan”) and 1998 (the “1998 Plan”), respectively (collectively referred to as the “Plans”). All three Plans have been approved by the Company’s stockholders. The 1992 Plan and 1997 Plan each provide for the issuance of options to purchase 500,000 shares of Common Stock, and the 1998 Plan provides for the issuance of options to purchase 3,400,000 shares of Common Stock, for a total of 4,400,000 shares. The 1997 Plan is administered by Dr. Hamilton, Dr. Kessel and Dr. Nemeroff who constitute the Compensation Committee of the Board of Directors and the 1992 Plan and the 1998 Plan are administered by the entire Board of Directors. For purposes of the following discussion, the term “Committee” will be used to reference the Committee with respect to the 1997 Stock Option Plan and the entire Board of Directors with respect to the 1992 Plan and the 1998 Plan, as applicable. The Committee has sole discretion and authority, consistent with the provisions of the Plans, to select the eligible participants to whom options will be granted under the Plans, the number of shares which will be covered by each option and the form and terms of the agreement to be used. All of the Company’s employees and officers are eligible to participate in the Plans.

At July 31, 2004, options to purchase 0, 0 and 1,829,500 shares of Common Stock were reserved for issuance pursuant to the 1992 Plan, the 1997 Plan and the 1998 Plan, respectively. The exercise prices for the outstanding options reserved under the 1992 Plan and the 1997 Plan range between $.63 and $2.00 per share; and the exercise prices for the outstanding options reserved under the 1998 Plan range between $1.30 and $1.99 per share.

The Committee is empowered to determine the exercise price of options granted under the Plans, but the exercise price of ISOs issued under the 1998 Plan must be equal to or greater than the fair market value of a share of common stock on the date the option is granted (110% with respect to optionees who own at least 10% of the Company’s outstanding common stock). The Committee has the authority to determine the time or times at which options granted under the Plans become exercisable, but options expire no later than 10 years from the date of grant (five years with respect to optionees who own at least 10% of the outstanding Common Stock). Options are nontransferable, other than by will and the laws of descent, and generally may be exercised only by an employee while employed by the Company or within 90 days after termination of employment (one year from termination resulting from death or disability).

No ISO may be granted to an employee if, as the result of such grant, the aggregate fair market value (determined at the time each option was granted) of the shares with respect to which ISOs are exercisable for the first time by such employee during any calendar year (under all such Plans) exceeds $100,000. The Plans do not confer upon any employee any right with respect to the continuation of employment by the Company, nor do the Plans interfere in any way with the employee’s right or the Company’s right to terminate the employee’s employment at any time.

Non-Plan Options

As of July 31, 2004, the Company had 3,950,000 non-plan options outstanding as follows: 600,000 options exercisable at $1.84 per share; 1,050,000 options exercisable at $.75 per share; 1,000,000 options exercisable at $1.93 per share; 200,000 options exercisable at $1.30 per share; 200,000 options exercisable at $1.51 per share; 250,000 options exercisable at $3.18 per share; 150,000 options exercisable at $3.02 per share; 300,000 options exercisable at $1.95 per share; 100,000 options exercisable, at $1.85 per share; and 100,000 options exercisable at $1.65 per share.

Stock Ownership of Directors, Management and Certain Beneficial Owners

The following table sets forth information, as of December 31, 2004, regarding beneficial ownership of the Common Stock to the extent known to the Company, by (i) each person who is a nominee for Director; (ii) each Executive Officer named in the “Summary Compensation Table” on page

14; (iii) all Directors and Executive Officers as a group; and (iv) each person known to NovaDel to be the beneficial owner of 5% or more of the Common Stock. Except as otherwise noted, each person has sole voting and investment power as to his or her shares.

Title of Class	Name and Address or Number in Group	Amount and Nature of Beneficial Ownership(2)	Percentage of Class

Common Stock	Harry A. Dugger, III, Ph.D.(1)	2,115,503(3)	6.1%
Common Stock	Gary A. Shangold, M.D.(1)	841,666	2.4%
Common Stock	Robert G. Savage(1)	0	*
Common Stock	Donald J. Deitman(1)	0	*
Common Stock	Jean W. Frydman, Esq.(1)	0	*
Common Stock	Mohammed Abd El-Shafy, Ph.D.(1)	250,000	*
Common Stock	William F. Hamilton, Ph.D. (1)	33,333	*
Common Stock	Lawrence J. Kessel, M.D., FACP(1)	59,598(4)	*
Common Stock	Barry C. Cohen(1)	115,000	*
Common Stock	Mark H. Rachesky, M.D.(1)	1,152,380(5)	3.4%
Common Stock	Charles Nemeroff, M.D., Ph.D.(1)	33,333	*
	All Executive Officers and Directors as a group (11 persons)	4,600,813 (2)(3)	12.82%

Common Stock	Lindsay A. Rosenwald, M.D.(6)	13,233,334(7)	23.07%

*less than 1%.

(1) The address of all holders listed herein is c/o NovaDel Pharma Inc., 25 Minneakoning Road, Flemington, New Jersey 08822.

(2) For each of the following persons, the numbers set forth in this column includes the number of shares of Common Stock immediately succeeding such person’s name, which such person has the right to acquire within 60 days through the exercise of stock options: Dr. Dugger, 970,000; Dr. Shangold, 791,666; Mr. Savage, 0; Mr. Deitman, 0; Ms. Frydman, 0; Dr. El-Shafy, 250,000; Dr. Hamilton, 33,333; Dr. Kessel, 33,333; Mr. Cohen, 110,000; Dr. Rachesky, 33,333; Dr. Nemeroff, 33,333; and all Directors and Executive Officers as a group, 2,261,059.

(3) Includes 152,000 shares owned by his daughter, Christina Dugger and 152,000 shares owned by his son, Andrew Dugger. The reporting person disclaims beneficial ownership of these securities.

(4) Includes warrants to purchase 6,061 shares of Common Stock at an exercise price equal to $1.40 per share which expire in January 2009.

(5) Includes 952,380 shares of Common Stock and warrants to purchase 166,667 shares of Common Stock at an exercise price equal to $2.00 per share which expire in April 2008. Such shares and warrants are held by MHR Capital Partnership, LP, which is controlled by Dr. Rachesky.

(6) The address for Dr. Rosenwald is: c/o Paramount BioCapital, Inc., 787 Seventh Avenue, 48th Floor, New York, NY 10019.

(7) Includes 3,950,000 shares of Common Stock and warrants to purchase 3,950,000 shares of Common Stock which expire in December 2008. Also includes Unit Purchase Options that include the right to receive 568,135 shares of Common Stock at a purchase price equal to approximately $1.16 per share and warrants to purchase 170,440 shares of Common Stock at an exercise price equal to $1.40 per share.

Compensation and Other Information Concerning Directors and Officers

The following table sets forth a summary for the fiscal years ended July 31, 2004, 2003 and 2002, respectively, of the cash and non-cash compensation awarded, paid or accrued by the Company to its Chief Executive Officer and the four most highly compensated officers other than the Chief Executive Officer who served in such capacities at the end of fiscal year 2004 (collectively, the “Named Executive Officers”). There were no restricted stock awards, long-term incentive plan payouts or other compensation paid during fiscal years 2004, 2003 and 2002 to the Named Executive Officers, except as set forth below:

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
					Awards			Payouts
Name and Principal Position*	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)		Securities Under- lying Options/ SAR (1) (#)	LTIP Payouts ($)	All Other Compensation ($)(2)
Gary A. Shangold, M.D. President and CEO	2004	350,000	150,000	—	—		125,000	—	25,450
	2003	350,000	249,780	—	—		1,000,000	—	5,871
	2002	—	—	—	—		—	—	—
Harry A. Dugger, III, Ph.D Chief Scientific Officer, former President and CEO	2004	274,000	—	—	—		50,000	—	32,147
	2003	246,900	—	—	—		275,000	—	20,525
	2002	347,000	—	—	—		—	—	10,000
Mohammed Abd El-Shafy, Ph.D., Vice President - Formulation Development	2004	200,000	20,000	—	—		50,000	—	20,936
	2003	144,000	—	—	—		50,000	—	14,390
	2002	24,000	—	—		—	150,000	—	—
Barry C. Cohen Vice President - New Business & Product Development	2004	193,754	—	—	—		75,000	—	34,993
	2003	34,865	—	—	—		75,000	—	2,500
	2002	—	—	—	—		—	—	—
Donald J. Deitman Former Chief Financial Officer	2004	138,000	—	—	—		—	—	21,142
	2003	124,200	—	—	—		—	—	15,562
	2002	104,400	—	—	—		—	—	10,610
Jean W. Frydman, Esq Vice President, General Counsel and Corporate Secretary(3)	2004	42,308	—	—	—		100,000	—	5,469
	2003	—	—	—	—		—	—	—
	2002	—	—	—	—		—	—	—

*Dr. Henry Kwan and Mr. Michael E.B. Spicer joined NovaDel as Head of Pharmaceutical Sciences and Chief Financial Officer on December 6, 2004 and December 20, 2004, respectively, and are NovaDel’s most recently hired senior executives. Although they are not included in the Summary Compensation Table because they were not Executive Officers during fiscal year 2004, information about their employment agreements is included under “Employment Agreements and Change in Control Arrangements” on page 16.

(1)	No Stock Appreciation Rights have been issued.
(2)

Compensation amounts for fiscal year 2004 represent certain automobile allowances paid by the Company as reimbursement for business usage of personal automobiles: Dr. Dugger, $12,000; Mr. Cohen, $12,000; and Mr. Deitman, $7,200; also includes employer contributions to 401(K) savings plan as follows: Dr. Shangold, $12,057; Dr. Dugger, $10,476; Dr. El-Shafy, $7,704; Mr. Cohen, $7,715; Mr. Deitman, $4,280; and Ms. Frydman, $4,615; and also includes employer contributions for medical, dental and life insurance benefits as follows: Dr. Shangold, $13,392; Dr. Dugger, $9,671; Dr. El-Shafy, $13,231; Mr. Cohen, $15,278; Mr. Deitman, $9,661; and Ms. Frydman, $854.

(3)	Ms. Frydman assumed her present position on May 17, 2004.

OPTION GRANTS IN LAST FISCAL YEAR

(individual grants)

The following table sets forth information with respect to stock options granted to, or exercised by, the Named Executive Officers during fiscal year 2004:

Option Grants in Last Fiscal Year
Individual Grants
(a)	(b)	(c)	(d)	(e)
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date
Gary A. Shangold, M.D.	125,000	9.5%	$1.82	February 22, 2009
Harry A. Dugger III, Ph.D.	50,000	3.8%	$1.82	February 22, 2009
Mohammed Abd El-Shafy, Ph.D.	50,000	3.8%	$1.65	February 22, 2009
Barry C. Cohen	75,000	5.7%	$1.65	February 22, 2009
Donald J. Deitman	0	N/A	N/A	N/A
Jean W. Frydman, Esq.	100,000	7.6%	$1.98	May 16, 2009

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during fiscal year 2004 and the number and value of unexercised options held as of the end of fiscal year 2004.

Name of Executive Officer	Number of Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End; (Exercisable/Unexercisable)	Value of Unexercised In-the-Money Options at Fiscal Year End ($); (Exercisable/ Unexercisable)
Gary A. Shangold, M.D.	0	0	458,000/667,000	0/0
Harry A. Dugger, III, Ph.D.	0	0	970,000/0	379,200/0
Mohammed Abd El-Shafy, Ph.D.	0	0	200,000/50,000	13,000/0
Barry C. Cohen	0	0	20,000/130,000	4,500/0
Donald J. Deitman	0	0	-	-
Jean W. Frydman, Esq.	0	0	0/100,000	0/0

Employment Agreements and Change in Control Arrangements

Gary A. Shangold, M.D. In December 2002, the Company entered into a three-year employment agreement with Dr. Shangold pursuant to which he agreed to serve as the Company’s President and Chief Executive Officer. The Company agreed to pay Dr. Shangold an annual base salary of $350,000 and a guaranteed bonus of $150,000. In addition, Dr. Shangold is eligible to receive an annual discretionary bonus of up to $262,500, which shall be determined at the sole discretion of the Board of Directors. Dr. Shangold’s employment agreement also entitled him to receive an investment and fee bonus of up to $375,000 based on investments in or fees earned by NovaDel during fiscal year 2003. In fiscal year 2003, the Company paid Dr. Shangold such investment and fee bonus in the amount of $249,780. Pursuant to the employment agreement, Dr. Shangold was also granted non-plan options to purchase 1,000,000 shares of Common Stock (at an exercise price of $1.93 per share) which vest over a three-year period. He was also granted an option to purchase 125,000 shares of Common Stock at $1.82 per share, which vested on February 23, 2004. In the event that Dr. Shangold’s employment is terminated upon a change-in-control of the Company, the agreement provides for the following benefits: (i) continuation of the payment of Dr. Shangold’s base salary for a period of one year following such termination (which shall be reduced by any amounts actually earned by Dr. Shangold during the one-year period following such termination); (ii) payment of any bonus that would have otherwise been due to Dr. Shangold by the end of the calendar year in which such termination occurs; and (iii) payment of any expense reimbursement amounts owed to Dr. Shangold through the date of termination. In addition, all stock options that have not vested as of such termination date shall be accelerated and deemed to have vested as of the date of termination.

Harry A. Dugger, III, Ph.D. Effective January 1, 2002, the Company entered into a new three-year employment agreement with Dr. Dugger at a base salary, for the first year, of $248,500 per year (which increases each year by the greater of the CPI index or 5%). Dr. Dugger retired from the Company on January 1, 2005.

Mohammed Abd El-Shafy, Ph.D. In May 2002, the Company entered into a three-year employment agreement with Dr. El-Shafy, who was appointed Vice President-Formulations. Pursuant to the agreement, he received a base salary, for the first year, of $110,000, which increased in January 2003 to $140,000 and again in April 2003 to $180,000. In April 2004, he entered into an amended employment agreement for an additional three-year term at a base salary of $200,000 per year. Since his employment, he has been granted non-plan options to purchase 150,000 shares of Common Stock at $3.02 per share. In addition, Dr. El-Shafy was granted options to purchase 50,000 shares of Common Stock at $1.51 per share and options to purchase 50,000 shares of Common Stock at $1.65 per share under the 1998 Plan.

Barry C. Cohen. In May 2003, the Company entered into a three-year employment agreement with Mr. Cohen, who was appointed Vice President-New Business and Product Development. Pursuant to the agreement, he receives a base salary of $185,000, plus incentive bonuses. In addition, Mr. Cohen was issued options to purchase 75,000 shares of Common Stock at $2.04 per share under the 1998 Plan. Of such options, 35,000 have vested and 20,000 vest on each of May 13, 2005 and May 13, 2006. These options expire in May 2008. In January 2004, Mr. Cohen was given an increase of salary to $200,000 per year. He was also granted an option to purchase 75,000 shares of Common Stock at $1.65 per share, which vested on February 23, 2004. In the event that Mr. Cohen’s employment is terminated upon a change-in-control of the Company, the agreement provides for the following benefits: (i) continuation of the payment of Mr. Cohen’s base salary for a period of six months following such termination (which shall be reduced by any amounts actually earned by Mr. Cohen during the six-month period following such termination); (ii) payment of any accrued and unpaid bonus through the date of termination; and (iii) payment of any accrued and unpaid expense reimbursement amounts owed to Mr. Cohen through the date of termination. In addition, all stock options that have not vested as of such termination date shall be accelerated and deemed to have vested as of the date of termination. Lastly, for the shorter of six months following such termination and the balance of the term of Mr. Cohen’s agreement, the Company shall provide Mr. Cohen continued coverage under all major medical and other health, accident, life or other disability plans or programs in which Mr. Cohen participated immediately prior to such termination.

Donald J. Deitman. Effective January 1, 2002, the Company entered into a three-year employment agreement with Mr. Deitman pursuant to which he agreed to serve as the Company’s Chief Financial Officer. The agreement provided for a base salary, for the first year, of $125,000 per year (which increases each year by the greater of the CPI index or 5%). At the end of fiscal year 2004 his salary was 138,000 per year. Mr. Deitman retired from the Company in September 2004.

Jean W. Frydman, Esq. In May 2004, the Company entered into a three-year employment agreement with Jean W. Frydman, Esq., pursuant to which she agreed to serve as the Company’s Vice President, General Counsel and Corporate Secretary. The Company agreed to pay Ms. Frydman an annual base salary of $200,000, and certain incentive bonuses. In addition, Ms. Frydman was also granted non-plan options to purchase 100,000 shares of Common Stock at an exercise price of $1.98 per share (110% of the fair market value on the grant date) which vest, subject to certain conditions, over a three-year period. Such options have a term of 10 years. In the event that Ms. Frydman’s employment is terminated upon a change-in-control of the Company, the agreement provides for the following benefits: (i) continuation of the payment of Ms. Frydman’s base salary for a period of one year following such termination (which shall be reduced by any amounts actually earned by Ms. Frydman during the one-year period following termination); (ii) payment of any accrued and unpaid bonus through the date of termination; and (iii) payment of any accrued and unpaid expense reimbursement amounts owed to Ms. Frydman through the date of termination. In addition, all stock options that have not vested as of such termination date shall be accelerated and deemed to have vested as of the date of termination.

Henry Kwan, Ph.D. Effective December 21, 2004, the Company entered into a three-year employment agreement with Dr. Henry Kwan pursuant to which he agreed to serve as the Company’s Head of Pharmaceutical Sciences. The Company agreed to pay Dr. Kwan an annual base salary of $235,000, plus incentive bonuses. In addition, Dr. Kwan was also granted non-qualified options to purchase 150,000 shares of the Company’s Common Stock at an exercise price of $1.69 per share (110% of the fair market value on the grant date) which vest, subject to certain conditions, over a three-year period. Such options have a term of 10 years. In the event that Dr. Kwan’s employment is terminated upon a change-in-control of the Company, the agreement provides for the following benefits: (i) continuation of the payment of Dr. Kwan’s base salary for a period of six months following such termination (which shall be reduced by any amounts actually earned by Dr. Kwan during the six-month period following termination); (ii) payment of any accrued and unpaid bonus through the date of termination; and (iii) payment of any accrued and unpaid expense reimbursement amounts owed to Dr. Kwan through the date of termination. In addition, all stock options that have not vested as of such termination date shall be accelerated and deemed to have vested as of the date of termination.

Michael E.B. Spicer. Effective December 20, 2004, the Company entered into a three-year employment agreement with Michael E.B. Spicer pursuant to which he agreed to serve as the Company’s Chief Financial Officer. The Company agreed to pay Mr. Spicer an annual base salary of $235,000, plus incentive bonuses. In addition, Mr. Spicer was also granted non-qualified options to purchase 100,000 shares of the Company’s Common Stock at an exercise price of $1.57 per share (110% of the fair market value on the grant date) which vest, subject to certain conditions, over a three-year period. Such options have a term of 10 years. In the event that Mr. Spicer’s employment is terminated upon a change-in-control of the Company, the agreement provides for the following benefits: (i) continuation of the payment of Mr. Spicer’s base salary for a period of one year following such termination (which shall be reduced by any amounts actually earned by Mr. Spicer during the one-year period following such termination); (ii) payment of any accrued and unpaid bonus through the date of termination; and (iii) payment of any accrued and unpaid expense reimbursement amounts owed to Mr. Spicer through the date of termination. In addition, all stock options that have not vested as of such termination date shall be accelerated and deemed to have vested as of the date of termination.

The foregoing agreements also provide for certain non-competition and non-disclosure covenants on the part of such executive. However, with respect to the non-competition covenants, a court may determine not to enforce such provisions or only partially enforce such provisions. Additionally, each of the foregoing agreements provides for certain fringe benefits, such as inclusion in pension, profit sharing, stock option, savings, hospitalization and other benefit plans at such times as the Company may adopt them.

Report of the Compensation Committee on Executive Compensation

The Compensation Committee is responsible for the establishment and review of the Company’s compensation policies and programs.

Compensation Philosophy

Compensation of the Company’s executives is intended to attract, retain and reward persons who are essential to the enterprise. The fundamental policy of the Company’s executive compensation program is to offer competitive compensation to executives that appropriately reward the individual executive’s contribution to corporate performance. The Board of Directors utilizes subjective criteria for evaluation of individual performance. The Board of Directors focuses on three primary components of the Company’s executive compensation program, each of which is intended to reflect individual and corporate performance: base salary compensation, cash bonuses and long-term incentive compensation.

Except as set forth herein, the Company does not have any annuity, retirement, pension, deferred or incentive compensation plan or arrangement under which any Executive Officer is entitled to benefits, nor does the Company have any long-term incentive plan pursuant to which performance units or other forms of compensation are paid. Executive Officers who qualify will be permitted to participate in the Company’s Plans which were adopted in May 1992, February 1997 and June 1998, respectively. In September 1998, the Board of Directors adopted an investment retirement account plan, and in December 2003, a 401(K) Plan, in which all employees of the Company are eligible to participate. Executive Officers may participate in group life, health and hospitalization plans, if and when such plans are available generally to all employees. The Compensation Committee is satisfied that the compensation and Plans provided to the Executive Officers of the Company are structured and operated to create strong alignment with the long-term best interests of the Company and its stockholders.

Chief Executive Officer Compensation

The compensation of the Company’s Chief Executive Officer is determined by his employment agreement with the Company dated December 3, 2002 which entitles him to an annual base salary of $350,000. See “Employment Agreements and Change in Control Arrangements” on page 16. Dr. Shangold was paid an annual salary of $350,000 through July 31, 2004. In addition, Dr. Shangold’s employment agreement provides for a guaranteed bonus of $150,000 and an annual discretionary bonus of up to $262,500, which shall be determined at the sole discretion of the Board. Dr. Shangold received his guaranteed bonus of $150,000 for the fiscal year ending July 31, 2004. Upon execution of his employment agreement, Dr. Shangold was also granted non-plan options to purchase 1,000,000 shares of Common Stock (at an exercise price of $1.93 per share) which vest over a three year period beginning in December 2003. On February 24, 2004, Dr. Shangold was granted an option to purchase 125,000 shares of Common Stock (at an exercise price of $1.82 per share) which vested immediately.

The determination by the Compensation Committee of Dr. Shangold’s remuneration is based upon methods consistent with those used for other senior executives. The Compensation Committee considers certain quantitative factors, including the Company’s financial, strategic and operating performance for the year. The qualitative criteria include such person’s leadership qualities and management skills, as exhibited by their innovations, time and effort devoted to the Company and other general considerations. The Compensation Committee also takes note of comparable remuneration of other similarly situated executives at comparable companies. Based on the performance of the Company, the Compensation Committee believes that such compensation was appropriate.

Policy on Deductibility of Compensation. Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to any one executive officer, unless certain requirements are met. The Compensation Committee may award compensation that is not deductible under Section 162(m) if it believes that such awards would be in the best interest of the Company and its stockholders.

Compensation Committee
Lawrence Jay Kessel, M.D., FACP, Chair
William F. Hamilton, Ph.D.
Charles Nemeroff, M.D., Ph.D.

In accordance with the rules of the SEC, the information contained in the Report of the Compensation Committee set forth above shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to the SEC’s Regulation 14A, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors, Executive Officers and beneficial owners of more than 10% of our Common Stock are required by Section 16(a) of the Exchange Act and related regulations to file ownership reports on Forms 3, 4 and 5 with the Securities and Exchange Commission and the principal exchange upon which such securities are traded or quoted and to furnish us with copies of the reports. Based solely on a review of the copies of such forms furnished to us, we believe that from August 1, 2003, to July 31, 2004, Dr. Shangold, Dr. Hamilton, Dr. Kessel, Dr. Nemeroff, Dr. Rachesky, Mr. Savage, Mr. Cohen and Dr. El-Shafy were not in compliance with their respective Section 16(a) filing requirements. The Company has revised its administrative procedures to enhance the ability of the Company’s Executive Officers and Directors to comply with such requirements. All others required to file reports have done so.

Certain Relationships and Related Transactions

To the best of management’s knowledge, other than (i) compensation for services as Executive Officers and Directors or (ii) as set forth below, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which the Company was or was to be a party, in which the amount involved exceeds $60,000, and in which any Director or Executive Officer, or any security holder who is known by the Company to own of record or beneficially more than 5% of any class of the Common Stock, or any member of the immediate family of any of the foregoing persons, has an interest.

During December 2001, the Company received net proceeds of approximately $3,000,000 in connection with a private placement of 4,000,000 units, which were purchased by Dr. Lindsay Rosenwald. Each unit consisted of one share of Common Stock, and a warrant (which expires December 2008) to purchase an additional share of our Common Stock at an exercise price of $.75. As part of the purchase agreement, NovaDel agreed to elect to the Board of Directors, a Director to be nominated by Dr. Rosenwald (as of the date hereof, no such nominee had been selected) and to permit Dr. Rosenwald, or his representative, to attend meetings of the Board of Directors. Appropriate confidentiality and non-disclosure agreements are in place to protect the Company’s confidential information. Dr. Rosenwald is a significant stockholder of the Company and is the Managing Member of Biomedical Investment Group.

In March 2002, the Company received net proceeds of approximately $2,000,000 in connection with a private placement of 2,666,667 additional units at a sale price of $.75 per unit. These units were purchased by Biomedical Investment Group of which Dr. Rosenwald is the Managing Member. The units include warrants to purchase 2,666,667 shares of Common Stock for an exercise price equal to $.75 per share. Such warrants expire in March 2009.

In April and May 2003, the Company engaged Paramount Capital, Inc. (“Paramount”), to assist the Company in the placement of units on a “best efforts” basis in connection with a private placement. Dr. Rosenwald is the Chairman, Chief Executive Officer and sole stockholder of Paramount. In connection with such offering, the Company entered into a non-exclusive Placement Agent Agreement dated as of January 15, 2003, with Paramount, pursuant to which the Company paid to Paramount for its services, a cash payment equal to approximately $360,000 and issued to Paramount (or its designees) warrants to purchase 160,017 shares of Common Stock with an exercise price equal to $1.65 per share and warrants to purchase 40,004 shares of Common Stock at an exercise price equal to $2.00 per share. The Company also agreed to pay to Paramount a non-accountable expense allowance equal to $25,000 to reimburse Paramount for its out-of-pocket expenses. Lastly, the Company agreed to indemnify Paramount against certain liabilities, including liabilities under the Securities Act.

In November 2003, the Company engaged Paramount to assist it in the placement of units on a “best efforts” basis in connection with a private placement. In connection with such offering, the Company entered into a non-exclusive Placement Agent Agreement dated as of January 15, 2003, with Paramount, pursuant to which the Company made a cash payment equal to approximately $850,000 and issued to Paramount (and its designees) unit purchase options to purchase 1,330,303 shares of Common Stock at an exercise price equal to $1.40 per share and warrants to purchase an additional 399,091 shares of Common Stock at an exercise price of $1.40 per share. The Company also paid Paramount a non-accountable expense allowance of $25,000 to reimburse Paramount for its out-of-pocket expenses. Lastly, the Company agreed to indemnify Paramount against certain liabilities, including liabilities under the Securities Act.

In April 2003, the Company entered into a license and development agreement with Manhattan Pharmaceuticals, Inc., for the worldwide, exclusive rights to its lingual spray technology to deliver propofol for pre-procedural sedation. In September 2004, the Company entered into a license and development agreement with Velcera Pharmaceuticals Inc. in connection with veterinary applications for currently marketed veterinary drugs. In October 2004, the Company entered into a license agreement with Hana Biosciences Inc., for the marketing rights in the United States and Canada for the Company’s ondansetron lingual spray technology. Dr. Rosenwald may be deemed to be an affiliate of Manhattan, Velcera and Hana.

During fiscal year 2004, the Company paid Robert F. Schaul, a former director, approximately $195,000, and approximately $160,000 for fiscal year 2003, for legal services rendered.

During fiscal year 2004, the Company paid John H. Klein, the Company’s former Chairman of the Board of Directors, approximately $186,000 and approximately $300,000 for fiscal year 2003, pursuant to a consulting agreement between Mr. Klein and the Company, as well as additional finder fees relating to the Company’s licensing agreements. The amount of the additional fees will be determined by the net revenue received by the Company in connection with a license and supply agreement the Company entered into with Par Pharmaceutical, Inc. The amount of fees paid to Mr. Klein will fluctuate over the term of the agreement, primarily dependent on the amount of milestone payments received by the Company from Par Pharmaceutical. At no time will the fees be more than four percent (4%) of the net revenue received by the Company in connection with the Par Pharmaceutical agreement.

General

Stockholder Proposals for 2006 Annual Meeting of Stockholders and General Communications

Any stockholder proposals intended to be presented at the Company’s 2006 Annual Meeting of Stockholders must be received by the Company at its office in Flemington, New Jersey on or before October 10, 2005 in order to be considered for inclusion in the Company’s proxy statement and proxy relating to such meeting.

Pursuant to Rule 14a-4 promulgated under the Exchange Act, if a stockholder notifies NovaDel after December 24, 2005 of an intent to present a proposal at NovaDel’s 2006 Annual Meeting of Stockholders (and for any reason the proposal is voted upon at such annual meeting), NovaDel’s proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in its proxy material.

Director Nomination Procedures

Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of Directors. Nominations made by stockholders must be made by written notice received by the Corporate Secretary of the Company within 10 days of the date on which notice of a meeting for the election of Directors is first given to stockholders. The Board of Directors carefully considers nominees regardless of whether they are nominated by stockholders or existing Directors.

Stockholders may communicate their comments or concerns about any other matter to the Board of Directors by mailing a letter to the attention of the Board of Directors, c/o the Company at its office in Flemington, New Jersey.

Management of the Company does not know of any matters, other than those stated in this Proxy Statement, that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, proxies will be voted on those other matters in accordance with the judgment of the persons voting the proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

Solicitation of Proxies

The Company will bear the cost of preparing, printing, assembling and mailing all proxy materials that may be sent to the Company’s stockholders in connection with this solicitation. Arrangements will also be made with brokerage houses, other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of the Common Stock of the Company held by such persons. The Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies without additional compensation, by telephone or facsimile transmission. The Company does not expect to pay any compensation for the solicitation of proxies.

By order of the Board of Directors

Gary A. Shangold, M.D.
President and Chief Executive Officer

February 7, 2005

EXHIBIT A

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF

NOVADEL PHARMA INC.

The Board of Directors (the “Board”) of NovaDel Pharma Inc. (the “Company”) hereby adopts this Charter to establish the new governing principles of the Audit Committee.

1.	Role of the Audit Committee. The role of the Audit Committee is:

1.1       To act, directly, to fulfill the responsibilities that are required of audit committees under the regulations of the Securities and Exchange Commission (“SEC”) and the American Stock Exchange (“AMEX”) or other stock exchange or stock market on which the Company’s securities are traded or quoted (“other exchange”).

1.2	To oversee all material aspects of the Company’s reporting, control and audit functions.

1.3.      To oversee the independence and performance of the registered public accounting firm which acts as the Company’s independent registered public accounting firm.

1.4.      To provide a means for open communication between and among the Company’s independent registered public accounting firm, financial and senior management, the Audit Committee and the Board.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits, or to determine that the Company’s financial statements are complete and accurate, or that they are in accordance with generally accepted accounting principles. The responsibility to plan and conduct audits is that of the Company’s independent registered public accounting firm. The Company’s management has the responsibility to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. It is also not the duty of the Audit Committee to ensure the Company’s compliance with laws and regulations. The primary responsibility for these matters also rests with the Company’s management.

2.	Composition of the Audit Committee.

2.1.      The Board shall designate the members of the Audit Committee at each annual organizational meeting of the Board, and the members shall serve until the next such meeting or until their successors are designated by the Board.

2.2.      All members of the Audit Committee shall satisfy the requirements for “independence” of a member of an audit committee under the regulations of the SEC and AMEX or other exchange. Each member of the Audit Committee shall be free of any relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment as an Audit Committee member. All Audit Committee members shall have a basic understanding of finance and accounting, and shall be able to read and understand financial statements at the time of their appointment. One member of the Committee shall have accounting or related financial management experience, and the Board shall use best efforts to assure that one member of the Audit Committee is an “audit committee financial expert” as that term is defined by SEC rules. In addition, the members of the Audit Committee shall meet any other requirements of the applicable regulations of the SEC and AMEX or other exchange.

3.          Meetings of the Audit Committee. The Audit Committee shall meet at least four times annually, and more frequently as circumstances require. The Audit Committee, or the Chair of the Audit Committee, shall be responsible for meeting with the independent registered public accounting firm to discuss the interim financial statements.

4.          Responsibilities of the Audit Committee. The Audit Committee shall have the responsibilities set forth below with respect to:

4.1.	The Company’s Independent Registered Public Accounting Firm.

4.1.1.   To appoint, oversee, and authorize the compensation of the registered public accounting firm which serves as the Company’s independent registered public accounting firm (referred to herein as the “independent registered public accounting firm”).

4.1.2.   To have sole authority to hire and fire the Company’s independent registered public accounting firm, subject to ratification by the Company’s stockholders.

4.1.3.   To approve in advance any audit or non-audit services provided by the Company’s independent registered public accounting firm.

4.1.4.   To actively engage in a dialogue with the independent registered public accounting firm about any matter that may impact upon that firm’s objectivity and independence, and to take any appropriate action to oversee the independence of the independent registered public accounting firm.

4.1.5.   On an annual basis, review and discuss all relationships the independent registered public accounting firm serving as the independent registered public accounting firm has with the Company in order to consider and evaluate the firm’s continued independence. In connection with its review and discussions, the Committee shall: (i) ensure that the registered public accounting firm submits to the Committee a formal written statement (consistent with the PCAOB independence standards as then in effect) delineating all relationships and services that may impact the objectivity and independence of the firm; (ii) discuss with the registered public accounting firm any disclosed relationship, services or fees (audit and non-audit related) that may impact its objectivity and independence; and (iii) satisfy itself as to the registered public accounting firm’s independence.

4.1.6.   To maintain a constructive and positive working relationship with the Company’s independent registered public accounting firm because of the ultimate responsibility of the independent registered public accounting firm to the Audit Committee, as representatives of the stockholders.

4.1.7.   To make itself reasonably available to the independent registered public accounting firm for discussion, and to provide sufficient opportunity for the independent registered public accounting firm to meet with members of the Audit Committee without members of management present, to discuss, among other things, the independent registered public accounting firm’s evaluation of the Company’s financial and accounting personnel, and the cooperation that the independent registered public accounting firm received during the course of each audit.

4.1.8.   To ensure that the Audit Committee receives annually from the registered public accounting firm which serves as the Company’s independent registered public accounting firm the information about all of the relationships between the firm and the Company that independent registered public accounting firms are required to provide to the Audit Committee.

4.1.9.   To obtain and review all reports required under the Exchange Act to be provided to the Audit Committee by the independent registered public accounting firm, including, without limitation, reports on (i) all critical accounting policies and practices used by the Company, (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm, and (iii) all other material written communications between the independent registered public accounting firm and management, such as any management letter or schedule of unadjusted differences.

4.1.10.  To discuss with the independent registered public accounting firm their qualitative judgments about the appropriateness, not just the acceptability, of the accounting principles and financial disclosure practices used or proposed to be adopted by the Company, particularly about the degree of aggressiveness or conservatism of the Company’s accounting principles and underlying estimates.

4.1.11.  To evaluate annually the effectiveness and objectivity of the Company’s independent registered public accounting firm.

4.2	The Company’s Risk and Control Environment.

4.2.1.   To discuss with the Company’s management, independent registered public accounting firm and financial management the integrity of the Company’s financial reporting processes and controls, particularly the controls in areas representing significant financial and business risks.

4.2.2.   In consultation with management and the independent registered public accounting firm, to review and assess the adequacy of the Company’s internal control over financial reporting and the procedures designed to ensure compliance with applicable laws.

4.2.3.   To review management’s report on internal control over financial reporting that is required to be included in the Company’s Annual Report on Form 10-K (or Form 10-KSB).

4.2.4.   To review the independent registered public accounting firm’s attestation to management’s report on internal control over financial reporting included in the Annual Report on Form 10-K (or Form 10-KSB) evaluating the Company’s internal control over financial reporting.

4.2.5.   Review and discuss any disclosures made by the Company’s CEO and CFO to the Committee, as a result of their evaluation as of the end of each fiscal quarter of the effectiveness of the Company’s disclosure controls and procedures and its internal control over financial reporting, indicating (i) any significant deficiencies in the design or operation of internal control and any material weaknesses in the Company’s internal control, and (ii) any fraud, whether or not material, involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

4.2.6.   To investigate any matter brought to its attention within the scope of its role and responsibilities.

4.3.	The Company’s Financial Reporting Process.

4.3.1.	To oversee the Company’s selection of and changes to its accounting policies.

4.3.2.   To establish the Company’s policies with respect to the use of non-GAAP financial measures in financial reporting or public dissemination of financial information.

4.3.3.   To establish the Company’s policies with respect to engaging in and disclosure of off-balance sheet transactions.

4.3.4    To meet with the Company’s independent registered public accounting firm and financial management, both to discuss the proposed scope of the audit and to discuss the conclusions of the audit, including any items that the independent registered public accounting firm are required by generally accepted auditing standards to discuss with the Audit Committee, such as any significant changes to the Company’s accounting policies, the integrity of the Company’s financial reporting processes, and any proposed changes or improvements in financial, accounting or auditing practices.

4.3.5.   To review with the independent registered public accounting firm and the Company’s financial management the adequacy and effectiveness of the accounting and financial controls of the Company, and to elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures may be desirable.

4.3.6.   To discuss with the Company’s financial management and independent registered public accounting firm the Company’s annual results and interim results before they are made public.

4.3.7.   To review and discuss with the Company’s financial management and independent registered public accounting firm the Company’s audited financial statements and interim financial statements before they are made public.

4.3.8.	To issue for public disclosure by the Company the report required by the rules of the SEC.

4.4.	Other Matters.

4.4.1.   To establish and review adherence to the Company’s cash management and investment policies.

4.4.2.	To review and approve all of the Company’s related-party transactions.

4.4.3.   To establish and maintain in place a mechanism for the confidential and anonymous submission by Company employees of complaints or concerns regarding the Company’s accounting practices, and procedures for the receipt and treatment of such complaints or concerns.

4.4.4.   To adopt clear guidelines for the Company’s hiring of any employees of the independent registered public accounting firm who were previously engaged on the Company’s account.

4.4.5.   To establish and review procedures within the time period required by applicable law for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting control or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

4.4.6.	To review and reassess the adequacy of this Charter on an annual basis.

4.4.7.	To report to the Board the matters discussed at each meeting of the Audit Committee.

4.4.8.   To retain, at the Company’s expense, special legal, accounting or other consultants or experts that the Audit Committee deems necessary in the performance of its duties.

5.	Compensation of Audit Committee.

5.1.      Each member of the Audit Committee shall be compensated by the Company for his or her Board and Committee service, in the manner and at the rates established from time to time by the Board.

5.2.      The Company shall not provide any direct compensation for Audit Committee members except for their Board and Committee service, as authorized in Section 5.1.

EXHIBIT B

CHARTER OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS OF

NOVADEL PHARMA INC.

A. Purpose

The purpose of the Compensation Committee is to assist the Board of Directors in the discharge of its responsibilities relating to compensation of the Company’s executive officers.

B. Structure and Membership

1. Number. The Compensation Committee shall consist of at least three members of the Board of Directors.

2. Independence. Except as otherwise permitted by the applicable rules of The American Stock Exchange, each member of the Compensation Committee shall be an independent director as defined by such rules.

3. Chair. Unless the Board of Directors elects a Chair of the Compensation Committee, the Compensation Committee shall elect a Chair by majority vote.

4. Compensation. The compensation of Compensation Committee members shall be as determined by the Board of Directors and to be reviewed annually.

5. Selection and Removal. Members of the Compensation Committee shall be appointed by the Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee. The Board of Directors may remove members of the Compensation Committee from such committee, with or without cause.

C. Authority and Responsibilities

General - The Compensation Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management, in accordance with its business judgment.

Compensation

1. Executive Officer Compensation. The Compensation Committee shall review and approve, or recommend for approval by a majority of the independent directors of the Board of Directors, the compensation of the Company’s Chief Executive Officer (the CEO) and the Company’s other executive officers, including salary, bonus and incentive compensation levels; deferred compensation; executive perquisites; equity compensation (including awards to induce employment); severance arrangements; change-in-control benefits and other forms of executive officer compensation. The Compensation Committee or the independent directors of the Board of Directors, as the case may be, shall meet without the presence of executive officers when approving or deliberating on CEO compensation but may, in its or their discretion, invite the CEO to be present during the approval of, or deliberations with respect to, other executive officer compensation.

2. Plan Recommendations and Approvals. The Compensation Committee shall periodically review and make recommendations to the Board of Directors with respect to incentive compensation plans and equity-based plans. In addition, in the case of any tax-qualified, non-discriminatory employee benefit plans (and any parallel nonqualified plans) for which stockholder approval is not sought and pursuant to which options or stock may be acquired by officers, directors, employees or consultants of the Company, the Compensation Committee, or a majority of the independent directors of the Board of Directors, shall approve such plans.

3. Administration of Plans. The Compensation Committee shall exercise all rights, authority and functions of the Board of Directors under all of the Company’s stock option, stock incentive, employee stock purchase and other equity-based plans, including without limitation, the authority to interpret the terms thereof, to grant options there under and to make stock awards there under; provided, however, that, except as otherwise expressly authorized to do so by this charter or a plan or resolution of the Board of Directors, the Compensation Committee shall not be authorized to amend any such plan. To the extent permitted by applicable law and the provisions of a given equity-based plan, and consistent with the requirements of applicable law and such equity-based plan, the Compensation Committee may delegate to one or more executive officers of the Company the power to grant options or other stock awards pursuant to such equity-based plan to employees of the Company or any subsidiary of the Company who are not directors or executive officers of the Company. The Compensation Committee shall also exercise all rights, authority and functions of the Board of Directors in connection with any compensatory stock options previously granted by the Company outside of the Company’s 1998 Stock Plan.

4. Director Compensation. The Compensation Committee shall periodically review and make recommendations to the Board of Directors with respect to director compensation.

5. Compensation Committee Report on Executive Compensation. The Compensation Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 402(k) of Regulation S-K.

6. Compensation Committee Report on Repricing of Options/SARs. If during the last fiscal year of the Company (while the Company was a reporting company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations there under (the Exchange Act)) any adjustment or amendment was made to the exercise price of any stock option or stock appreciation right previously awarded to a named executive office (as such term is defined from time to time in Item 402(a)(3) of Regulation S-K), the Compensation Committee shall furnish the report required by Item 402(i) of Regulation S-K.

7. Additional Powers. The Compensation Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D. Procedures and Administration

1. Meetings. The Compensation Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Compensation Committee may also act by unanimous consent in lieu of a meeting. The Compensation Committee shall keep such records of its meetings.

2. Subcommittees. The Compensation Committee may form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances (including (a) a subcommittee consisting of a single member and (b) a subcommittee consisting of at least two members, each of whom qualifies as a non-employee director, as such term is defined from time to time in Rule 16b-3 promulgated under the Exchange Act, and an outside director, as such term is defined from time to time in Section 162(m) of the Internal Revenue Code of 1986, as amended, and the rules and regulations there under).

3. Reports to Board. The Compensation Committee shall report regularly to the Board of Directors.

4. Charter. The Compensation Committee shall periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

5. Consulting Arrangements. The Compensation Committee shall have the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of executive officer compensation and shall have authority to approve the consultant’s fees and other retention terms. The Compensation Committee shall also have authority to commission compensation surveys or studies as the need arises. The Compensation Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such consultants as established by the Compensation Committee.

6. Independent Advisors. The Compensation Committee shall have the authority, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Compensation Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Compensation Committee.

7. Investigations. The Compensation Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Compensation Committee or any advisors engaged by the Compensation Committee.

8. Annual Self-Evaluation. At least annually, the Compensation Committee shall evaluate its own performance and report on such evaluation to the full Board.

EXHIBIT C

CHARTER OF THE CORPORATE GOVERNANCE

AND NOMINATING COMMITTEE

OF THE BOARD OF DIRECTORS OF

NOVADEL PHARMA INC.

Purpose

The purpose of the Corporate Governance and Nominating Committee is to:

•	recommend to the Board the persons to be nominated for election as directors at any meeting of stockholders;
•	develop and recommend to the Board a set of corporate governance principles applicable to the Company; and
•	oversee the evaluation of the Board.

Structure and Membership

Number - The Corporate Governance and Nominating Committee shall consist of such number of directors as the Board shall from time to time determine.

Independence - Each member of the Corporate Governance and Nominating Committee shall be an “independent director” as defined by the applicable rules of AMEX.

Chair - Unless the Board elects a Chair of the Corporate Governance and Nominating Committee, the Committee shall elect a Chair by majority vote.

Compensation - The compensation of Corporate Governance and Nominating Committee members shall be as determined by the Board.

Selection and Removal - Members of the Corporate Governance and Nominating Committee shall be appointed by the Board, upon the recommendation of the Committee. The Board may remove members of the Corporate Governance and Nominating Committee from such Committee, with or without cause.

Authority and Responsibilities

General - The Corporate Governance and Nominating Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management, in accordance with its business judgment.

Board and Committee Membership

Selection of Director Nominees - Except where the Company is legally required by contract, by-law or otherwise to provide third parties with the right to nominate directors, the Corporate Governance and Nominating Committee shall be responsible for recommending to the Board the nominees for election as directors at any meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board. In making such recommendations, the Committee shall consider candidates proposed by stockholders. The Committee shall review and evaluate information available to it regarding candidates proposed by stockholders and shall apply the same criteria, and shall follow substantially the same process in considering them, as it does in considering other candidates.

Criteria for Review - The set of criteria as applied to an individual candidate is based upon the current composition of the Board where certain skill sets may be more desirable at that time (i.e., financial expertise).

•	reputation for integrity, honesty and high ethical standards;
•

demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and willingness and ability to contribute positively to our decision-making process;

•	commitment to understanding our business and our industry;
•	adequate time to attend and participate in meetings of the board of directors and its committees;
•

ability to understand the sometimes conflicting interests of the various constituencies of our company, which include stockholders, employees, customers, governmental units, creditors and the general public and to act in the interest of all stockholders; and

•	such other attributes, including independence, that satisfy requirements imposed by the Securities and Exchange Commission.

Criteria for Selecting Directors - The Board’s criteria for selecting directors are as set forth in the Company’s Corporate Governance Guidelines. The Corporate Governance and Nominating Committee shall use such criteria and the principles set forth in such Guidelines to guide its director selection process. The Committee shall be responsible for reviewing with the Board, on an annual basis, the requisite skills and criteria for new Board members as well as the composition of the Board as a whole. The Committee may adopt, and periodically review and revise as it deems appropriate, procedures regarding director candidates proposed by stockholders.

Search Firms - The Corporate Governance and Nominating Committee shall have the sole authority to retain and terminate any search firm to be used to identify director nominees, including sole authority to approve the search firm’s fees and other retention terms. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of any search firm engaged by the Committee.

Selection of Committee Members - The Corporate Governance and Nominating Committee shall be responsible for recommending to the Board the directors to be appointed to each committee of the Board.

Corporate Governance

Corporate Governance Guidelines - The Corporate Governance and Nominating Committee shall develop and recommend to the Board a set of Corporate Governance Guidelines applicable to the Company. The Committee shall, from time to time as it deems appropriate, review and reassess the adequacy of such Corporate Governance Guidelines and recommend any proposed changes to the Board for approval.

Evaluation of the Board - The Corporate Governance and Nominating Committee shall be responsible for overseeing an annual self-evaluation of the Board to determine whether it and its committees are functioning effectively. The Committee shall determine the nature of the evaluation, supervise the conduct of the evaluation and prepare an assessment of the Board’s performance, to be discussed with the Board.

Additional Powers - The Corporate Governance and Nominating Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

Procedures and Administration

Meetings - The Corporate Governance and Nominating Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Committee shall keep such records of its meetings as it shall deem appropriate.

Subcommittees - The Corporate Governance and Nominating Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances.

Reports to the Board - The Corporate Governance and Nominating Committee shall report regularly to the Board.

Charter - The Corporate Governance and Nominating Committee shall, from time to time as it deems appropriate, review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

Independent Advisors - The Corporate Governance and Nominating Committee shall have the authority to engage such independent legal and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Committee.

Investigations - The Corporate Governance and Nominating Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Committee or any advisors engaged by the Committee.

Annual Self-Evaluation - At least annually, the Corporate Governance and Nominating Committee shall evaluate its own performance.

Appendix 1

NOVADEL PHARMA INC.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Gary A. Shangold, Jean W. Frydman and Michael E.B. Spicer with full power of substitution and resubstitution, as proxy to represent to vote any and all shares of common stock, par value $.001 per share, of NovaDel Pharma Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of the Company, to be held on February 28, 2005, at 9:30 A.M. local time, at the offices of the Company located at 25 Minneakoning Road, Flemington, New Jersey 08822, and at any adjournments or postponements thereof, hereby revoking any prior proxies to vote said stock, upon the following items more fully described in the Notice of Annual Meeting and Proxy Statement for the Annual Meeting dated as of February 7, 2005, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments or postponements thereof. Each of Proposals 1 and 2 are proposed by the Company.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

NOVADEL PHARMA INC.

February 28, 2005
PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1. Election of Directors:			FOR	AGAINST	ABSTAIN
	NOMINEES:	2. RATIFY THE SELECTION OF J.H. COHN LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR FISCAL YEAR ENDING JULY 31, 2005.
FOR ALL NOMINEES	Gary A. Shangold, M.D. William F. Hamilton, Ph.D. Lawrence J. Kessel, M.D., FACP Mark H. Rachesky, M.D. Charles Nemeroff, M.D., Ph.D. Robert G. Savage

WITHHOLD AUTHORITY FOR ALL NOMINEES

THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE; UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR ELECTION OF THE SIX (6) NOMINEES NAMED IN PROPOSAL 1 AND THE RATIFICATION OF THE SELECTION OF J.H. COHN LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING JULY 31, 2005 IN PROPOSAL 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please mark, sign, date and return this Proxy promptly using the accompanying postage pre-paid envelope. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NOVADEL PHARMA INC.

FOR ALL EXCEPT (See instructions below)
INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.